Exhibit 99.1

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FOREST ROAD ACQUISITION CORP.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 23, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/ forestroadacquisition/sm2021

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

FOREST ROAD ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Keith L. Horn and Salil Mehta (each, a “Proxy”) as proxies, each with full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the special meeting of stockholders of Forest Road Acquisition Corp. (“Forest Road”) to be held on June 24, 2021 at 10:00 a.m., Eastern Time via live webcast at https://www.cstproxy.com/forestroadacquisition/sm2021, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in each Proxy’s discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3(A)-(F), 4, 5, 6, 7 AND 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on June 24, 2021 at 10:00 a.m., Eastern Time

To view the Proxy Statement, please go to: https://www.cstproxy.com/forestroadacquisition/sm2021

PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3(A)-(F), 4, 5, 6, 7 AND 8.

(1) Proposal No. 1 — The Business Combination Proposal – To adopt and approve the Agreement and Plan of Merger dated as of February 9, 2021 (as amended or supplemented from time to time, the
“Merger Agreement”) by and among Forest Road, BB Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Forest Road (“BB Merger Sub”), MFH Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Forest Road (“Myx Merger Sub”, and together with BB Merger Sub, the “Merger Subs”), The Beachbody Company Group, LLC, a Delaware limited liability company (“Beachbody”), and Myx Fitness Holdings, LLC, a Delaware limited liability company (“Myx”, and together with Beachbody, the “Target Companies”), and the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”). Pursuant to the Merger Agreement, (1) BB Merger Sub will merge with and into Beachbody, with Beachbody surviving as a wholly-owned subsidiary of Forest Road (the “Surviving Beachbody Entity”); (2) Myx Merger Sub will merge with and into Myx, with Myx surviving as a wholly-owned subsidiary of Forest Road; and (3) the Surviving Beachbody Entity will merge with and into Forest Road (the “Merger”), with Forest Road surviving such merger (such surviving entity, the “Company”), as described in more detail in the attached proxy statement/prospectus.
(2) Proposal No. 2 — The Organizational Documents Proposals – To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the second amended and restated certificate of incorporation of the Company (the “Proposed Charter”) and the proposed amended and restated bylaws of the Company to be in effect following the Business Combination, each of which, if approved, would take effect upon the Closing.

3) The Advisory Charter Proposals — To approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as 6 sub-proposals:

i. Proposal No. 3(A) — Advisory Charter Proposal A – To reclassify the Company’s capital stock and to increase the total number of authorized shares and classes of stock to 2,000,000,000 shares, consisting of (i) 100,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 1,600,000,000 shares of Class A Common Stock, par value $0.0001 per share, (iii) 200,000,000 shares of Class X Common Stock, par value $0.0001 per shares, and (iv) 100,000,000 shares of Class C Common Stock, par value $0.0001 per share.

ii. Proposal No. 3(B) — Advisory Charter Proposal B – To provide that holders of shares of the Company’s Class A Common Stock will be entitled to cast one vote per share of the Company’s Class A Common Stock and holders of shares of the Company’s Class X Common Stock will be entitled to cast 10 votes per share of the Company’s Class common stock on each matter properly submitted to the Company’s stockholders entitled to vote, until the earlier of (a) the date Carl Daikeler is no longer providing services to the Company as a senior executive officer or director of the Company or (b) the date on which the holders of Class X Common Stock as of the Closing Date have sold 75% of their shares (other than pursuant to a Permitted Transfer (as defined in the Proposed Charter), as opposed to each share of Forest Road Class A common stock and Forest Road Class B common stock being entitled to one vote per share on each matter properly submitted to Forest Road’s stockholders entitled to vote.

iii. Proposal No. 3(C) — Advisory Charter Proposal C – To provide that each member of the board of directors of the Company will be elected at each annual meeting of stockholders (or special meeting in lieu thereof), as opposed to Forest Road having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term.

iv. Proposal No. 3(D) — Advisory Charter Proposal D – To provide that any action required or permitted to be taken by the stockholders of the Company may not be taken by written consent, other than with respect to holders of preferred stock, who are permitted to take actions by written consent.

iv. Proposal No. 3(E) — Advisory Charter Proposal E – To provide that if the Delaware Court of Chancery lacks subject matter jurisdiction over a claim brought against or on behalf of the Company or any of its directors, officers, employees or stockholders, then the sole and exclusive forum for such action shall be another state or federal court located within the state of Delaware, unless the Court of Chancery (or such other state or federal court located within the state of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein, and to provide further that any cause of action arising under the Securities Act of 1933, as amended, that is asserted against the Company shall be brought in the federal district courts of the United States unless the Company consents in writing to an alternate forum, and to provide further that failure to enforce the forum selection clause of the Proposed Charter would cause the Company irreparable harm and entitle the Company to equitable relief to enforce the forum selection clause; provided that, notwithstanding the foregoing, the Proposed Charter will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

iv. Proposal No. 3(F) — Advisory Charter Proposal F – To provide that the bylaws of the Company may be amended, altered, rescinded or repealed or adopted either (x) by the Company’s board of directors or (y) the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of the Company.
(4) Proposal No. 4 — The NYSE Proposal – To approve, assuming the Business Combination Proposal and the Organizational Document Proposal are
approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of more than 20% of our issued and outstanding common stock in connection with subscription agreements entered into in connection with the Business Combination that, in each case, may result in any Seller or any other investor acquiring shares pursuant to such subscription agreements owning more than 20% of our outstanding common stock, or more than 20% of the voting power, which could constitute a “change of control” under NYSE rules.
(5) Proposal No. 5 — The Incentive Plan Proposal – To approve and adopt, assuming the Business Combination Proposal, the Organizational Document
Proposal and the NYSE Proposal are approved and adopted, The Beachbody Company, Inc. 2021 Incentive Award Plan, a copy of which is attached to the accompanying proxy statement as Annex C.
(6) Proposal No. 6 — The ESPP Proposal – To approve and adopt, assuming the Business Combination Proposal, the Organizational Document Proposal and the NYSE Proposal are approved and adopted, The
Beachbody Company, Inc. Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement as Annex D.
(7) Proposal No. 7 — The Director Election Proposal – To elect six directors, effective upon the Closing, to serve terms on our board of directors until the annual meeting of stockholders held in the year following the year of their election, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.
(8) Proposal No. 8 — The Adjournment Proposal – To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Incentive Plan Proposal, Business Combination Proposal, Organizational Document Proposal, NYSE Proposal and ESPP Proposal or the Advisory Charter Proposals.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.	CONTROL NUMBER

Signature                                                                           Signature, if held jointly                                          Date                          2021. Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.